UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 17, 2012, American Water Capital Corp. (“AWCC”), a wholly-owned subsidiary of American Water Works Company, Inc. (“AWWC”), sold $300 million aggregate principal amount of its 4.300% Senior Notes due 2042 (the “Notes”) pursuant to an Underwriting Agreement dated December 12, 2012, between AWCC, AWWC and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Securities Inc. The Notes have the benefit of a support agreement from AWWC (the “Support Agreement”). The Notes and the Support Agreement were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-181155 and 333-181155-01. This Current Report on Form 8-K is being filed to report, as exhibits, certain documents executed in connection with the sale of the Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated December 12, 2012, among AWCC, AWWC and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Securities Inc.

4.1	Officers’ Certificate of AWCC, dated December 17, 2012, establishing the terms of the Notes

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP with respect to the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: December 17, 2012	By:	/s/ Ellen C. Wolf
Ellen C. Wolf
Senior Vice President and Chief Financial Officer